                                                                   EXHIBIT 10.5A

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------

     THIS License and Distribution Agreement (this "Agreement") is made and entered as of August 21, 2001 (the "Effective Date") by and between Altiris, Inc. ("Altiris"), a Delaware corporation with its principal offices at 355 South 520 West, Lindon, Utah 84042, and Compaq Computer Corporation ("Compaq"), a Delaware corporation with its principal offices at 20555 SH 249, Houston, Texas 77070-2698, and includes the following attached documents, which are incorporated herein in full by this reference:

     EXHIBIT A "SCHEDULES"
     EXHIBIT B "QUICK SILVER STATEMENT OF WORK (SOW)"
     EXHIBIT C "CO-MARKETING LIST"
     EXHIBIT D "ESCROW AGREEMENT"

     WHEREAS, Compaq manufactures and sells various products, such as computer equipment;

     WHEREAS, Altiris manufactures and distributes software;

     WHEREAS, Compaq and Altiris desire to incorporate Altiris' software into certain Compaq products and product lines, and to have Compaq otherwise distribute Altiris' software;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the parties hereto agree as follows:

     1.   Definitions. In addition to the other terms defined throughout this
          -----------
Agreement, the following terms shall have the meanings set forth below and such definitions shall be applicable to both the singular and plural forms of such terms:

          1.1  "ABG Agreement" means the License and Distribution Agreement by
                -------------
and between Compaq and Altiris entered into on November 12, 1999.

          1.2  "Affiliate" shall mean, with respect to a referenced person or
                ---------
entity, such other person or entity that controls, is controlled by, or is under common control with such referenced person or entity. For the purposes of this Agreement, if (i) the entity is a corporation, then "control" shall mean the direct or indirect ownership of securities having 50% or more of the votes for the election of directors of such corporation, and (ii) if the entity is a partnership or other entity, then "control" shall mean the direct or indirect ownership of the right to receive 50% or more of the profits or assets of the partnership or other entity.

          1.3  "Applicable Software" is defined in paragraph 8.6(e).
                -------------------

          1.4  [*]

_________________
  *This provision is the subject of a Confidential Treatment Request.

                                    Terms-1

          1.5  "Claim" is defined in paragraph 10.5(a).
                -----

          1.6  "Code Complete Software" shall mean software code that includes
                ----------------------
the specified and agreed-upon features and functions; those features and functions are as set forth in Schedule 1.2 of Exhibit A and on the Statement of Work, but may be changed upon mutual agreement in writing.

          1.7  "Compaq Brand" shall mean the trademarks, trade names, logos and
                ------------
designs owned or licensed by Compaq and used to designate products and services that originate from Compaq.

          1.8  "Compaq Development Items" are defined in paragraph 8.1.
                ------------------------

          1.9  "Compaq Product" shall mean the Compaq equipment described on
                --------------
Schedule 1.3 of Exhibit A, which Schedule may be revised upon both (a) mutual agreement of the parties and (b) at least 60 days notice by Compaq (unless the parties mutually agree to a different time period).

          1.10 "Compaq Software" is defined in paragraph 8.4.
                ---------------

          1.11 "Confidential Information" is defined in paragraph 9.1.
                ------------------------

          1.12 "Deployment" means setting an Intel Compatible Server to a known
                ----------
standard software configuration from an out-of-box state, and "redeployment"
                                                               ------------
means setting an Intel Compatible Server to a known standard software configuration from any state.

          1.13 "Disclosing Party" is defined in paragraph 9.1.
                ----------------

          1.14 "End User License Agreement" shall mean the terms and conditions
                --------------------------
governing the use of the Licensed Software provided by Altiris, which terms and conditions must be reasonable and similar to Altiris' standard terms and conditions for licensing its software, as such terms and conditions may be modified by Altiris from time to time consistent with the foregoing.

          1.15 "Escrow Agent" is defined in paragraph 8.6(a).
                ------------

          1.16 "Excluded Source Code" is defined in paragraph 8.6(f).
                --------------------

          1.17 "Failure to Support" is defined in paragraph 6.7(a).
                ------------------

          1.18 "Gold Software" shall mean the final version of software to be
                -------------
sent to a CD duplicator for mastering.

          1.19 "Initial Deposit" is defined in paragraph 8.6(a).
                ---------------

          1.20 "including" shall mean including, without limitation.
                ---------

          1.21 "Initial Term" is defined in paragraph 11.1.
                ------------

                                    Terms-2

          1.22 "Intel Compatible Server" shall mean a computer (1) with a main
                -----------------------
system microprocessor compatible with Intel's 80386 instruction set or successors thereto; (2) with an operating system generally accepted in the computer industry as an operating system designed for servers, such as, but not limited to: Microsoft Windows 2000, Windows 2002 (i.e., the server version of Windows XP), Microsoft Windows NT, IBM OS/2, Linux, FreeBSD, BSDI UNIX, UnixWare, Solaris, and other variants of UNIX; and (3) marketed as a server or server appliance (i.e., a preconfigured, low-cost, low-maintenance server).

          1.23 [*]

          1.24 "Intellectual Property Rights" shall mean, collectively, all
                ----------------------------
current and future worldwide patents, patent applications, trade secrets, copyrights, copyright registrations and applications therefore, moral rights, and all other intellectual property rights and proprietary rights (except trademarks, service marks and related rights), whether arising under the laws of the United States of America or any other state, country or jurisdiction.

          1.25 "Internal Training Organization Agreement" is defined in
                ----------------------------------------
paragraph 5.2(a)(i).

          1.26 "Joint Product" means the combination of the Bundled or
                -------------
Pre-installed Licensed Software and a Compaq Product.

          1.27 "Level 1 Support", "Level 2 Support", and "Level 3 Support" are
                ---------------------------------------------------------
defined in paragraphs 6.1(a), 6.1(b), and 6.1(c), respectively.

          1.28 "Licensed Distributor" shall mean a third party contracted by
                --------------------
Compaq or its Affiliates to distribute Compaq Products, including at multiple levels, subject to the restrictions in Section 3.6(a).

          1.29 "Licensed Software" shall mean [*] the Altiris eXpress
                -----------------
deployment server software, which consists of the software components listed on
Schedule 1.2 of Exhibit A (as may be modified as set forth on Schedule 1.2), to the extent the foregoing are for deployment and redeployment of Compaq Products and products similar thereto, and any Updates/Maintenance Releases and New Releases to be provided under this Agreement.

          1.30 "Licensee" is defined in paragraph 3.5(a).
                --------

          1.31 "Licensor" is defined in paragraph 3.5(a).
                --------

          1.32 "Licensor's Trademarks" is defined in paragraph 3.5(a).
                ---------------------

          1.33 "New Releases" shall mean any release that includes any new
                ------------

enhancement, function or feature to the Licensed Software, in object code form, and which release is: (a) made commercially available by Altiris, either generally or to an Intel-compatible Server OEM, for


_________________
  *This provision is the subject of a Confidential Treatment Request.

                                     Terms-3
deployment or redeployment of Compaq Products or products similar thereto, (b) indicated by a change in the digit to the left of the first decimal point (i.e., a change from version x.x.x to y.x.x), or (c) described in the Statement of Work and required to be provided under this Agreement.

          1.34 [*]

          1.35 "Quick Silver [*]" shall mean the version of the Licensed
                ----------------
Software that is referred to on the Statement of Work as "Quick Silver [*]".

          1.36 "Quick Silver [*]" shall mean the version of the Licensed
                ----------------
Software that is referred to on the Statement of Work as "Quick Silver [*]".

          1.37 "Quick Silver [*]" shall mean the Licensed Software to be
                ----------------
integrated with Compaq's Insight Manager (web-based version).

          1.38 "Receiving Party" is defined in paragraph 9.1.
                ---------------

          1.39 "Return Date" is defined in paragraph 6.7(a).
                -----------

          1.40 "Training Documentation" shall mean materials and documentation
                ----------------------
as provided by Altiris hereunder written in U.S. English intended for individuals who will train other personnel on the features, use, operation, support and/or maintenance of the Licensed Software.

          1.41 "Updates/Maintenance Releases" shall mean a release of the
                ----------------------------
Licensed Software containing error corrections or updates, in object code form, which is made commercially available by Altiris and indicated by a change in the digit to the right of the first decimal point (e.g., a change from version x.x.x to x.y.x or x.x.x to x.x.y) and any corrections and updates to the associated User Documentation.

          1.42 "User Documentation" shall mean user manuals or other
                ------------------
documentation, as provided by Altiris hereunder, written in U.S. English intended for users of the applicable Licensed Software.

     2.   Development, Delivery, and Acceptance.
          -------------------------------------

          2.1  Development. Altiris shall use reasonable efforts to complete the
               -----------
development tasks described on the Statement of Work and, where noted, to deliver the deliverables set forth in the Statement of Work, using reasonable efforts to do so in accordance with the delivery, target or expected end dates set forth in the Statement of Work.

          2.2  Delivery and Acceptance. Upon delivery to Compaq of the Licensed
               -----------------------
Software, and of each New Release or other deliverable specified in the Statement of Work, Compaq may evaluate those deliverables. Compaq shall accept the deliverables unless they materially fail to

_________________
  *This provision is the subject of a Confidential Treatment Request.

                                     Terms-4
conform to, or do not substantially comply with, the specifications set forth in the Statement of Work and Schedule 1.2 of Exhibit A. If the deliverables materially fail to conform to, or do not substantially comply with, such specifications, then Compaq shall provide Altiris with a written statement detailing those areas. If Compaq fails to provide such a written statement within three weeks (provided that with respect to acceptance of the Gold Software for Quick Silver [*], within four weeks) after receipt by Compaq of such deliverables, then the deliverables will be deemed accepted. Upon receipt of Compaq's written statement of non-conformance or failure to substantially comply, Altiris shall use reasonable efforts to correct those areas and re-deliver the deliverables to Compaq within a reasonable time. Altiris shall dedicate additional technical resources to the development effort in order to achieve such corrections. [*]

          2.3  [*]

     3.   Licenses and Rights.
          -------------------

          3.1  License Grant to Compaq. Subject to the terms and conditions of
               -----------------------
this Agreement, Altiris grants to Compaq a nonexclusive (subject to Section 4.4), irrevocable (during the term, and subject to Section 11), worldwide license, of Altiris' or Altiris' suppliers' Intellectual Property Rights, (i) to install, use and execute the Licensed Software internally for the purposes of server development and testing, and training, field marketing and sales activities of the Compaq Products, [*] and (iii) subject to payment as provided in Section 7.3 (if any), to reproduce, have reproduced, display, import, export, market, perform, and distribute internally and externally by any means now known or developed in the future (including through Licensed Distributors) the Licensed Software for use only with any Compaq Product that was sold prior to the delivery and acceptance by Compaq of the Gold Software for the Quick Silver [*], and (iv) subject to payment as provided in Section 7.3, to reproduce, have reproduced, display, import, export, market, perform, and distribute internally and externally by any means now known or developed in the future (including through Licensed Distributors) the Licensed Software for use only with any Compaq Product. In each case above, the licenses granted are limited to the Licensed Software as released by Altiris.

          3.2  Testing and Demonstration Units. The license grant set forth in
               -------------------------------
Section 3.1 shall include the right to provide pre-production and production Compaq Products, with which the Licensed Software is Pre-Installed or Bundled, to customers and potential customers for evaluation purposes.

          3.3  User Documentation License. Subject to the obligations of this
               --------------------------
Agreement, Altiris grants Compaq a non-exclusive, irrevocable (during the term of this Agreement and subject to Section 11), royalty-free, worldwide license to reproduce, import, export and display the User Documentation of the Licensed Software and to distribute the User Documentation with


_________________
  *This provision is the subject of a Confidential Treatment Request.

                                     Terms-5
documentation for a Compaq Product. Compaq may incorporate the User Documentation into its documentation for a Compaq Product so long as the User Documentation correctly identifies the source and origin of the Licensed Software. Compaq may reformat the contents of the User Documentation as needed to comply with Compaq's format, branding, and documentation policies and may modify the User Documentation with Altiris' prior written consent, not to be unreasonably withheld or delayed; provided that such User Documentation as incorporated shall display all required attributions as set forth in Section
3.6. Altiris reserves the right to approve the inclusion of that content prior to distribution, which approval shall not be unreasonably withheld or delayed. In each case in this Section where Compaq's actions are subject to Altiris' consent, Compaq may assume that such consent has been granted if it does not receive a response within five (5) business days after providing to Altiris written notice that includes a specific discussion or representation of the modification.

          3.4  Training Documentation License. Altiris grants Compaq a
               ------------------------------
non-exclusive, royalty-free, worldwide license to reproduce, import, export, display, and distribute Training Documentation solely to employees and contractors of Compaq or its Affiliates, for training employees, Licensed Distributors, and contractors of Compaq or its Affiliates who are responsible for supporting and/or maintaining Compaq Products.

          3.5  Trademark Licenses.
               ------------------

               (a) Solely for the purposes and subject to the restrictions set forth in Section 4.2, each party ("Licensor") grants to the other party
                                   --------
("Licensee") the right to use the trademarks and trade names that Licensor may
  --------
adopt from time to time ("Licensor's Trademarks"), solely to exercise Licensee's
                          ---------------------
rights/obligations under this Agreement. The actual trademarks used must be those specifically associated with the product or service and agreed by the parties in writing. In addition, Licensee shall fully comply with reasonable guidelines, if any, communicated by Licensor to Licensee concerning the use of Licensor's Trademarks.

               (b) Except as set forth in Section 3.5(a), nothing contained in this Agreement shall grant or shall be deemed to grant to Licensee any right, title or interest in or to Licensor's Trademarks. At no time during or after the term of this Agreement shall either party challenge or assist others to challenge Licensor's Trademarks (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party. If Licensee, in the course of exercising its rights hereunder, acquires any goodwill or reputation in any of Licensor's Trademarks, all such goodwill or reputation shall automatically vest in Licensor, when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Licensee, and Licensee agrees to take all such actions necessary to effect such vesting.

          3.6  Obligations.
               -----------

               (a) Compaq shall use reasonable efforts to enter into agreements with new Licensed Distributors that include provisions limiting liability, disclaiming warranties, protecting intellectual property and preventing reverse engineering for the Licensed Software, on Altiris' behalf,

                                    Terms-6
that are either (a) consistent with Compaq's standard practice, as represented in one of Compaq's standard forms of distribution agreement provided to Altiris contemporaneously with this Agreement (although the parties acknowledge that such forms are subject to negotiations) or (b) are as protective of Altiris as those in this Agreement. [*]

               (b) For each copy of Licensed Software distributed hereunder (by Compaq, its Affiliates or Licensed Distributors) Compaq shall deliver or cause to be delivered or executed the End User License Agreement (which is provided by Altiris in accordance with this Agreement) in its then-current form (except as provided under Section 3.6(g)) in a manner that is consistent with a standard delivery or execution requirement of Compaq for its own software.

               (c) Compaq shall not make any representations, warranties, or covenants binding Altiris except those specifically included in and set forth in the End User License Agreement, which run directly between Altiris and the end user. Compaq shall limit its representations, warranties, and/or covenants relating to the Licensed Software to those contained in the applicable End User License Agreement.

               (d)  [*]

               (e) Altiris' failure to comply with any representations, warranties or covenants included in and set forth in the End User License Agreement that has been properly made available under Section 3.6(b) or Section 3.6(c) will be deemed a material breach of this Agreement, for which Compaq can obtain from Altiris (as Compaq's sole and exclusive remedy and Altiris'


_________________
  *This provision is the subject of a Confidential Treatment Request.


                                    Terms-7
entire liability for that breach) damages equal to [*] and (ii) any attorneys' fees incurred as a result of such breach by Altiris. Compaq shall inform Altiris of any claims that Compaq believes may be due to Altiris' breach of such representations or warranties and Altiris may, at its option, elect to defend the claim at its own expense. Altiris then shall pay any amounts awarded or amounts agreed to in a written settlement entered into by Altiris. Altiris may not enter into a settlement that admits liability on Compaq's behalf or that commits Compaq to take any future action without Compaq's written consent, which consent shall not be unreasonably withheld or delayed. If Altiris makes such an election, then Compaq will provide necessary assistance, also at Altiris' expense. If Altiris fails to affirmatively defend the claim (as described below) at Altiris' own expense, then Compaq may undertake the defense or settlement of such claim with its own counsel on behalf of and for the account and risk of Altiris (including a right to be reimbursed any reasonable amount spent in such defense).

               (f) Compaq shall not remove, obscure, or materially alter Altiris' copyright notices, trademarks, or other proprietary rights notices affixed to or contained within the Licensed Software or any materials provided by Altiris, except where necessary to permit reasonable reformatting to fit Compaq publication and product layout and design policies or practices; provided that Compaq shall not remove, obscure or materially alter Altiris' proprietary rights notices without Altiris' prior written consent, which shall not be unreasonably withheld.

               (g) Compaq shall implement any Altiris changes in the End User License Agreement terms, User Documentation, Training Documentation or attribution, provided that Compaq is provided by Altiris with at least sixty
(60) days prior written notification from Altiris detailing requested changes. Requested changes will not obligate Compaq to modify existing inventory of Compaq Products unless reasonable to do so (such as replacing CD's or other media shipped or delivered in connection with Compaq Products). Altiris shall use commercially reasonable efforts to keep such requested changes to less than four (4) times per year.

               (h) Compaq shall comply, in all material respects, with all applicable export laws and regulations of the United States, and any country, in which the Licensed Software is used, and any other country having competent jurisdiction.

               (i) Throughout this Agreement, a party shall have failed to affirmatively defend a claim if, upon the written tender of the claim by the other party, the recipient does not respond within 60 days in writing that it is defending the claim. Determination of the party who will defend the claim is not a final determination of responsibility or liability for the claim (and related amounts awarded or incurred); that responsibility or liability is subject to the relevant substantive provision of this Agreement.

          3.7  [*]

______________________

  *This provision is the subject of a Confidential Treatment Request.

                                    Terms-8

          3.8  Compaq Affiliates. Licenses and rights granted under this
               -----------------
Agreement to Compaq also are granted to any Affiliate of Compaq that sells, owns, markets, distributes or promotes the Joint Products, but such licenses and rights are subject to the terms and conditions of this Agreement. Compaq is solely responsible for any of its Affiliate's activities and for their compliance with this Agreement. Compaq is responsible for any action of its Affiliates that would constitute a breach of this Agreement to the same extent it is responsible and liable hereunder had it been Compaq's breach.

     4.   Marketing, Promotion and Press Releases.
          ---------------------------------------

          4.1  Publicity. Altiris and Compaq may, in their respective sole
               ---------
discretion, issue one or more press releases and/or marketing announcements regarding the Joint Product contemplated under this Agreement; provided, that, any press releases and/or marketing announcements referencing the other party in any way other than to describe the Joint Product shall have prior written approval on a case by case basis by such referenced party prior to release (such approval not to be unreasonably withheld or delayed, and will be deemed granted if there is no response within ten (10) business days from the date such approval was requested). The parties shall mutually agree upon the timing of the press releases and other announcements that mention the other party.

          4.2  Promotion. Subject to the limitations set forth in this Agreement
               ---------
and with prior written approval by each party on a case by case basis, such approval not to be unreasonably withheld, Altiris and Compaq shall have the right to use the Compaq Brand and any trademarks, trade names, logos, and/or designs of Altiris, respectively, solely in connection with the promotion of the Compaq Products and Joint Products under this Agreement.

          4.3  Co-marketing. Altiris and Compaq agree to initiate discussions
               ------------
about the co-marketing activities set out in the Co-Marketing List set forth in Exhibit C.

          4.4  [*]

          4.5  [*]

     5.   Delivery/Training.
          -----------------

          5.1  Delivery. Altiris shall ship to Compaq the Licensed Software in
               --------
binary code form per the schedule set forth in Exhibit B, "Statement of Work"
                                               ---------
provided that each delivery date shall be extended by the number of days, if any, that delivery is delayed by Compaq. Acceptance is as described in Section
2. Altiris shall notify Compaq in writing (including via an e-mail if sent to Compaq's Director of Server Development Deployment or equivalent) within 10 business days of any day in which its efforts to make delivery is delayed due to Compaq and not Altiris, explaining in detail the failure of Compaq attributing to such delay.

_________________
  *This provision is the subject of a Confidential Treatment Request.

                                     Terms-9

          5.2  Training.
               --------

               (a) Altiris shall provide Compaq training in the use, operation, maintenance and support of the Licensed Software in accordance with the following provisions:

                    (i) The parties agree to execute a mutually agreeable internal training organization agreement (the "Internal Training Organization Agreement") no later than August 1, 2001, with Compaq Training to provide training materials for distribution to Compaq internal audiences.

                    (ii)   [*]

                    (iii)  [*]

                    (iv)   [*]

                    (v)    [*]

                    (vi)   [*]

               (b) Compaq may, in its sole discretion, contract with Altiris to provide on-site consulting services and training (including additional train-the-trainer events) for field and or customer events based on then current Altiris pricing less Compaq's discount of [*]; subject to the availability of Altiris' personnel and Compaq's acceptance of terms and conditions similar to Altiris' standard terms and conditions for those services.

               (c)  [*]

               (d) Each party shall designate a training manager, who will serve as a point of contact for the other party and whose responsibilities will include arranging and coordinating the training under this Section 5. Altiris designates [*], and Compaq designates [*]. Either party may change the designated training manager on written notice to the other party.

     6.   Support and Updates/Maintenance Releases and New Releases.
          ---------------------------------------------------------

          6.1  Support Levels.
               --------------

               (a)  "Level 1 Support" shall mean the following support services:
                     ---------------

     . providing the support mechanism, including a call center, to receive calls from customers relating to the Licensed Software;

     .  receiving and screening calls from end users;

     . responding to issues related to availability, supported products, installation, and common usage of the Licensed Software;

     . addressing known issues and any questions or problems for which the solution is covered by or suggested in any of Altiris' product documentation or training sessions;


_________________
  *This provision is the subject of a Confidential Treatment Request.

                                    Terms-10

     . providing problem identification and diagnosis by identifying and providing solutions to reproducible program errors for which there are existing known workarounds or patches;

     . answering design and architecture questions regarding the Licensed Software;

     .    creating a reproducible demonstration of program error; and

     . if applicable, distributing any New Releases and Updates/ Maintenance Releases to its Licensed Distributors and end users.

               (b)  "Level 2 Support" shall mean back-end support provided to
                     ---------------
personnel at the Call Center (and not to customers or end users directly), including the following:

     .    analyzing reproducible program errors in the Licensed Software;

     . analyzing and using reasonable efforts to provide solutions to reproducible program errors for which there are not existing known workarounds or patches; and

     . addressing questions requiring intimate knowledge of the source code or design and engineering documentation of the Licensed Software.

               (c)  "Level 3 Support" shall mean engineering level support from
                     ---------------
the programmers who maintain or develop the Licensed Software or from other technical personnel having knowledge and expertise concerning the Licensed Software, including the following:

     . using reasonable efforts to create revisions and changes to the operation of the Licensed Software;

     . analyzing and using reasonable efforts to provide solutions to reproducible program errors for which there are not existing known workarounds or patches and which have not been addressed by Level 2 support within 10 business days of the initial request by a customer;

     . using reasonable efforts to create significant service patches to the Licensed Software that are currently unknown; o using reasonable efforts to identify defective source code and using reasonable efforts to provide corrections, workarounds and/or object code patches to correct substantial program errors, if applicable.

               (d)  Severity Levels. Altiris will use reasonable efforts to
                    ---------------
resolve escalated issues (i.e., issues escalated to Level 2 Support or Level 3 Support under (c) above) as soon as reasonably possible. Compaq will classify each escalated issue as Severity 1, 2 or 3 in accordance with the following.

                    (i) Severity 1. A Severity 1 problem is a catastrophic problem that may severely impact the customer's ability to conduct business. This may mean that the customer's

                                    Terms-11
systems and/or Licensed Software are down, there is a loss of essential functionality in the Licensed Software, and no procedural workaround exists.

                    (ii)  Severity 2. A Severity 2 problem is a high-impact
                          ----------
problem in which the customer's operation is disrupted but there is capacity to remain productive and maintain necessary business-level operations. The problem may require a fix be installed on the customer's system prior to the next planned commercial release of the Licensed Software.

                    (iii) Severity 3. A Severity 3 problem is a medium-to-low impact problem that involves partial loss of non-critical functionality. The problem impairs some operations but allows the customer to continue to function. This may be a minor issue with limited loss or no loss of functionality or impact to the customer's operation. This includes documentation errors.

               (e)  [*]

                    (i) Severity 1. For a Severity 1 problem, Altiris' support organization will respond directly to Compaq within one (1) hour following receipt of the call from Compaq. Compaq and Altiris will develop the Action Plan within four (4) hours following receipt of the call. When working a Severity 1 problem, the objective is to get the customer back on line by whatever means within 24 hours and to downgrade the problem severity accordingly. Efforts to isolate, diagnose, and deliver a work-around or repair to a Severity 1 problem shall be continuous (i.e., round-the-clock). Telephone contact and progress updates are also required. These progress updates should be once every four (4) hours or as specified in the Action Plan. When the severity level has been changed to Severity 2 or Severity 3, the appropriate guidelines should be followed. Resources must be available seven (7) days a week and for twenty-four
(24) hours a day to respond to Severity 1 cases.

                    (ii) Severity 2. For a Severity 2 problem, Altiris' support organization will respond to Compaq within two (2) hours following receipt of the call from Compaq during normal business hours, otherwise on the next business day. Efforts to isolate, diagnose, and deliver a work-around or repair to a Severity 2 problem shall be continuous during business hours (Monday through Friday, 8am - 5pm). Specific implementation should be agreed upon by Compaq and Altiris on a case-by-case basis and documented in an Action Plan within two (2) business day of receipt of the call by Altiris. Altiris shall provide status updates twice a week or as mutually agreed. Resources may need to be available after hours and/or weekends depending on the Action Plan. The objective is to have a solution and/or fix to the customer within an average of fifteen (15) days.

                    (iii) Severity 3. For a Severity 3 problem, Altiris' support organization will respond to Compaq within three (3) business days. When working a Severity 3 problem, the objective is to get the customer a fix to the problem within thirty (30) days or a

_________________
  *This provision is the subject of a Confidential Treatment Request.

                                    Terms-12
statement describing the disposition of the problem. Action should be appropriate to the nature of the escalation. Altiris shall provide status updates once a week or as mutually agreed. Altiris shall use its efforts to isolate and resolve the problem as agreed to in the Action Plan or, at a minimum, shall use its continuous efforts Monday through Friday during normal business hours.

          6.2  Altiris Support. Altiris' obligation to provide Level 2 and Level
               ---------------
3 Support is conditioned upon Compaq providing Level 1 Support, and doing so in accordance with the requirements in this Agreement and at a level of quality consistent with standard practices in the industry. Altiris shall provide Level 2 Support and Level 3 Support to Compaq, at no charge but subject to payment of the license fees in Section 7 of this Agreement, during the Initial Term and any Compaq Renewal, subject to payment of the amounts indicated in Section 11.6. In connection with that, Altiris shall provide Compaq with a telephone number and an e-mail address that Compaq may use to request such support. Altiris shall make commercially reasonable efforts to provide quality support. Altiris is not required to correct any program error caused by (a) Compaq's incorporation or attachment of a feature, program, or device to the Licensed Software, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Licensed Software; (c) any program errors resulting from hardware (other than the Compaq Products) or software not provided for by Altiris; (d) the failure to provide a suitable installation environment; (e) use of the Licensed Software for other than the specific purpose for which the Licensed Software is designed; (f) use of the Licensed Software on any systems other than the Compaq Product; (g) Compaq's use of defective media or defective duplication of the Licensed Software; or (h) Compaq's failure to incorporate any New Releases and Update/Maintenance Releases previously released by Altiris to Compaq which corrects such program error.

          6.3  Buyout. Compaq shall have the option, in its sole discretion, to
               ------
have Altiris perform Level 1 Support for a fee. Such performance is subject to the availability of Altiris' engineers and to mutual agreement on an appropriate fee and will not be begun until 90 or more days after Compaq exercises its option.

          6.4  Updates/Maintenance Releases and New Releases.
               ---------------------------------------------

               (a) Altiris shall provide Compaq Updates/Maintenance Releases to the Licensed Software at no charge and free of royalty payment obligation (except royalties, if any, on the Licensed Software generally) for the term of the Agreement (including the Initial Term and any Compaq Renewal), for use with Joint Products. [*]

               (b) Altiris shall provide New Releases to Compaq at no charge and free of royalty payment obligation (except royalties, if any on the Licensed Software generally) for the term

_________________
  *This provision is the subject of a Confidential Treatment Request.

                                    Terms-13
of this Agreement (including the Initial Term and any Compaq Renewal), for use with Joint Products. [*]

          6.5  Compaq Responsibilities. Compaq shall provide Level 1 Support, in
               -----------------------
accordance with the requirements in this Agreement and at a level of quality consistent with standard practices in the industry. Compaq agrees that any documentation distributed by Compaq shall clearly and conspicuously state that Licensed Distributors and end users should contact Compaq for Level 1 Support. Compaq shall identify up to [*] member(s) of its customer support staff to act as the primary technical liaisons responsible for communications with Altiris' technical support representatives. Such liaisons shall have sufficient technical expertise, training, and/or experience for Altiris to perform its obligations hereunder.

          6.6  Product Revisions. Compaq and Altiris agree to work together to
               -----------------
track revisions to be made to the Compaq Product with changes planned in the Licensed Software and review such revisions during the quarterly meetings between the parties as set out in Exhibit C.

          6.7  [*]

     7.   [*]

          7.1  [*]

          7.2  [*]

          7.3  [*]

          7.4  Taxes. Fees and royalties are exclusive of, and must be paid
               -----
without deduction for, taxes or governmental fees or charges of any kind. Compaq and Altiris shall be responsible for their own taxes, including all income taxes, sales taxes, use taxes, withholding taxes, value added taxes and any other similar taxes imposed by any federal, state, provincial or local governmental entity on the transactions contemplated by this Agreement. Taxes from the marketing, sale and distribution of the Joint Product are Compaq's responsibility.

          7.5  Audit. During the term of this Agreement, and during the one-year
               -----
period thereafter, but not more often than once per calendar year, Altiris may audit Compaq's records and books related to the payments required under Section
7.3. The audit may be done only through a third party chosen by Altiris and reasonably acceptable to Compaq, only upon reasonable notice to Compaq, and only during normal business hours. If an audit of the appropriate records reveals any amounts underpaid, then Compaq shall promptly pay Altiris the amount of the underpayment, plus interest at 8% per annum. If the amount of the underpayment is greater than 5% of the amounts properly payable in a calendar year, then in addition Compaq shall reimburse Altiris for the reasonable out of pocket costs it incurred in conducting the audit. Any dispute regarding the amount of the underpayment will be resolved pursuant to Section 12.

     8.   Intellectual Property.
          ---------------------

          8.1  Altiris Intellectual Property. As between Altiris and Compaq,
               -----------------------------
Altiris shall own all right, title and interest to the Licensed Software, Altiris' other software products, the

_________________
  *This provision is the subject of a Confidential Treatment Request.

                                    Terms-14

Training Documentation, User Documentation and all other materials supplied by Altiris and all Intellectual Property Rights in any of the foregoing. However, ownership of the Licensed Software is subject to Compaq's rights in (including ownership of) and to the Compaq Development Items, as defined below, and in and to the SmartStart scripting tools, each of which are in turn subject to the licenses in this Agreement (in this Section 8.1 and in Section 3.7, respectively). Altiris reserves all rights not explicitly and expressly granted under this Agreement. Compaq may provide to Altiris software code and other items for inclusion in the Licensed Software. Such software code and other items, but excluding the SmartStart scripting tools, are collectively referred to as the "Compaq Development Items." Compaq hereby grants Altiris an irrevocable, perpetual, nonexclusive license to incorporate the Compaq Development Items with Altiris' software, to modify and make derivative works of the Compaq Development Items in connection with Altiris' software, and to reproduce, publicly display and perform, and distribute and transmit the Compaq Development Items as incorporated with Altiris' software.

          8.2  Compaq Intellectual Property. As between Altiris and Compaq,
               ----------------------------
Compaq shall own all right, title and interest in and to the Compaq Products, the Compaq Development Items, the SmartStart scripting tools, and all Compaq Confidential Information, and all associated Intellectual Property Rights in any of the foregoing.

          8.3  Reservation of Rights. Each party acknowledges and agrees that
               ---------------------
any and all rights not explicitly and expressly granted in this Agreement are hereby reserved.

          8.4  Protection of Compaq Software; Reverse Engineering. Altiris shall
               --------------------------------------------------
not: (i) disassemble, decompile or otherwise reverse engineer the SmartStart scripting tools software or the Compaq Development Items (collectively, the "Compaq Software") or attempt to recreate source code from that Compaq Software, or (ii) allow others to copy, access or use the Compaq Software; (iii) transfer or disclose the Compaq Software to others; (iv) create derivative works based upon the Compaq Software; or (v) translate or modify the Compaq Software, all except as expressly permitted by this Agreement and the licenses herein.

          8.5  Protection of the Licensed Software; Reverse Engineering. Compaq
               --------------------------------------------------------
shall not: (i) disassemble, decompile or otherwise reverse engineer the Licensed Software or attempt to recreate source code from the Licensed Software, or (ii) allow others to copy, access or use the Licensed Software, or (iii) transfer or disclose the Licensed Software to others; all except as expressly permitted by this Agreement and the licenses herein. In addition, unless Compaq has the right to obtain the source code pursuant to this Agreement and the Escrow Agreement, Compaq shall not (x) create derivative works based upon the Licensed Software, or (y) translate or modify the Licensed Software.

          8.6  [*]

_________________
  *This provision is the subject of a Confidential Treatment Request.


                                    Terms-15

     9.   Confidentiality.
          ---------------

          9.1  Confidential Information. By virtue of this Agreement, each Party
               ------------------------
hereto may disclose to the other Party information that is Confidential Information. "Confidential Information" means technology, data, plans, and other information disclosed by one Party (the "disclosing Party") to the other Party (the "receiving Party"), subject to the exclusions of Section 9.3 below. Source code for the Licensed Software is Altiris' Confidential Information, not subject to the exclusions below. Such Confidential Information shall be governed by the terms of this Section 9.

          9.2  Confidentiality. Each Party agrees, for the term of this
               ---------------
Agreement and five (5) years after its expiration or termination, (i) to use the Confidential Information only as expressly permitted under this Agreement, (ii) to hold the other Party's Confidential Information in confidence, (iii) not to disclose such Confidential Information to third parties not authorized by the disclosing Party to receive such Confidential Information, and (iv) to disclose such Confidential Information only to its employees and contractors with a need to know such Confidential Information and who have the obligations of confidentiality not to use or disclose such Confidential Information for any purpose except as expressly permitted hereunder. Each Party agrees to take reasonable steps using at least the same degree of care that it uses to protect its own Confidential Information, but no less than reasonable care, to protect the other Party's Confidential Information to ensure that such Confidential Information is not disclosed, distributed or used in violation of the provisions of this Agreement. The foregoing prohibition on disclosure of Confidential Information shall not apply to the extent certain Confidential Information is required to be disclosed by the receiving Party as a matter of law or by order of a court, governmental rule or regulation (including federal and state securities laws, rules and regulations, and the rules of any applicable national stock exchange); provided that the receiving Party uses reasonable efforts to provide the disclosing Party with prior notice of such obligation to disclose and reasonably assists in obtaining a protective order or confidential treatment therefore at the other party's expense.

          9.3  Exclusions. Confidential Information shall not include any
               ----------
information to the extent it (i) was publicly known or made generally available in the public domain prior to the time of disclosure by the disclosing Party;
(ii) becomes publicly known or made generally available after disclosure by the disclosing Party to the receiving Party through no fault of the receiving Party;
(iii) is already in the possession of the receiving Party at the time of disclosure by the disclosing party as shown by receiving Party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving Party from a third party without a breach of such third party's obligations of confidentiality, provided that the receiving Party complies with any and all restrictions imposed by such third party; (v) is independently developed by either Party by persons who had no access to the Confidential Information, as shown by documents and other competent evidence in the Party's possession. Confidential Information which subsequent to disclosure to the receiving Party


                                    Terms-16
becomes subject to (ii), (iv) or (v), shall be Confidential Information until such time as (ii), (iv) or (v) becomes applicable to it.

           9.4    Return of Confidential Information. Within fifteen (15) days
                  ----------------------------------
after the receiving Party's receipt of the disclosing Party's written request for the return of Confidential Information, or the termination or expiration of this Agreement, all of the disclosing Party's Confidential Information and all copies thereof in the receiving Party's possession or control shall be returned to the disclosing Party or destroyed by the receiving Party at the receiving Party's option (except when that termination or expiration is in connection with a Release Condition, in which case copies need to be returned upon expiration of the license in Section 8.6(c)). The receiving Party shall then certify the same in writing and that no copies have been retained by the receiving Party or its employees or agents.

           9.5    Independent Development. Nothing in this Section shall limit
                  -----------------------
either Party's right to independently develop information, materials, technology, or other products or services for itself or for others which may compete with the other Party or which may be similar to the Confidential Information of the other Party, as the case may be, provided that in so doing no unauthorized disclosures or uses of the other Party's Confidential Information are made and none of the other Party's intellectual property is infringed. For Compaq, this Section is subject to Section 8.6(c).

           9.6    Similar Services. Subject to the restrictions in this Section,
                  ----------------
Section 3 and Section 4.4 of this Agreement, and Altiris' compliance with the confidentiality provisions stated herein, nothing in this Agreement shall restrict or limit Altiris from performing the same or similar services for, or providing the same or similar products to, any other entity in any industry, including the computer, software, semiconductor and electronics industries. Compaq agrees that, except as otherwise provided for in this Agreement, Altiris and its employees may provide services similar in nature to the services under this Agreement for any third parties both during and after the term of this Agreement.

           9.7    Injunctive Relief. Each Party acknowledges that unauthorized
                  -----------------
disclosure or use of the disclosing Party's Confidential Information may cause irreparable harm to the disclosing Party for which recovery of money damages may be inadequate, and the disclosing Party shall therefore be entitled to seek timely injunctive relief to protect its rights under this Agreement, in addition to any and all remedies available at law.

     10.   Warranties, Disclaimers, Indemnification, and Limitation on
           -----------------------------------------------------------
           Liability.
           ---------

           10.1   Warranty of Non-infringement. Altiris warrants to Compaq that
                  ----------------------------
it owns or has license rights to the Licensed Software, has the right to grant the licenses granted hereunder and under the End User License Agreements without breaching any other agreement, and the Licensed Software as delivered to Compaq, its use and the exercise of the other rights to the Licensed Software granted under this Agreement and in the End User License Agreements, will not infringe or misappropriate any Intellectual Property Right held by any third party. Compaq's exclusive remedy and Altiris' entire liability for any breach of this warranty shall be the remedies specified in Section 10.5 of this Agreement.


                                    Terms-17

           10.2  Warranty of Conformance. At the time of delivery of the Gold
                 -----------------------
Software for the applicable phase and for a period of [*] after the first shipment of the Licensed Software for the applicable phase, the Licensed Software included in that delivery will conform in all material respects to, and substantially comply with, the specifications in the applicable SOW and Schedule
1.2 of Exhibit A. Compaq's exclusive remedy and Altiris' entire liability for any breach of the foregoing warranty is that Altiris will use reasonable efforts to repair or replace the Licensed Software so that it does materially conform to, and substantially comply with, such specifications; provided, that, if Altiris is unable to make such repair or replacement and determines that it is commercially unreasonable to have that Licensed Software comply with and conform to the above warranty, then Altiris shall so notify Compaq and Compaq may either
(a) accept that Licensed Software without requiring further modifications for conformance or (b) elect to terminate the license with respect to that particular Licensed Software. [*]

           10.3  Limits on Warranties. The foregoing warranties do not apply,
                 --------------------
and Altiris shall have no liability for any claims arising out of: (i) Compaq's use of other than a current unaltered release of the Licensed Software provided to Compaq; (ii) Compaq's use of the Licensed Software modified by or merged with any other programs by Compaq or others without the approval of Altiris, (iii) Compaq's use of the Licensed Software in combination with any other software not approved by Altiris, or (iv) Compaq's use of the Licensed Software in conjunction with equipment other than the Compaq Products and equipment designated by Altiris.

           10.4  (a)  Free to Enter Into Agreement. Each party represents it is
                      ----------------------------
free to enter into this Agreement, and it has full legal power and authority to enter into this Agreement.

                 (b)  Warranty Disclaimer. Except as specifically set forth in
                      -------------------
this Article 10 and 8.6(f) and (g), Altiris makes no warranties, representations or conditions regarding the Licensed Software. ALTIRIS SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING OUT OF A COURSE OF DEALING, SPECIFICALLY INCLUDING ANY WARRANTY AGAINST INFRINGEMENT, AND THE WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           10.5  Infringement Indemnity.
                 ----------------------

                 (a)  Indemnity. Altiris shall defend or settle at Altiris'
                      ---------
expense any claim ("Claim") brought against Compaq to the extent based on a breach of the warranty in Section 10.1 above, including a claim brought by Compaq's Affiliates or Licensed Distributors as a result of a claim brought against them. Altiris' obligations set forth above in this Section are subject to the conditions that Compaq: (i) gives Altiris the exclusive authority to control and direct the defense and settlement of such Claim and (ii) gives Altiris at Compaq's own expense (except for out-of-pocket expenses incurred in complying with Altiris' requests which will be paid by Altiris), all necessary information and reasonable assistance with respect to such Claim. Compaq shall give prompt notice

__________________

  * This provision is the subject of a Confidential Treatment Request.

                                    Terms-18
of the Claim to Altiris; provided, however, that the failure to give such notice shall only affect Altiris' obligations under this Section to the extent Altiris is prejudiced thereby. Altiris shall pay all amounts paid in settlement and all damages and costs awarded to such third party with respect a final resolution of such Claim, including costs and expenses associated with an action required in an award granted to such third party. If Altiris falls to affirmatively defend the claim at its own expense (as described above), then Compaq may undertake the defense or settlement of such claim with its own counsel on behalf of and for the account and risk of Altiris (including a right to be reimbursed any reasonable amount spent in such defense). Altiris will not be liable for any other damages of Compaq or for any other costs or expenses incurred by Compaq as a result of such Claim, including any incidental or consequential damages.

               (b)  Replacement Software. If any particular Licensed Software is
                    --------------------
subject to a Claim, or Altiris reasonably believes that the Licensed Software may become subject to a Claim, then Altiris may, at its sole option and expense do one of the following: (i) obtain an appropriate license to allow continued use of the Licensed Software in question in accordance with this Agreement; (ii) replace such Licensed Software with non-infringing software of substantially equivalent or better functions and efficiency; or (iii) if Altiris in its sole discretion believes that either of the foregoing options is not commercially practical, terminate Compaq's right to use or distribute such Licensed Software, in which case Altiris shall refund the amount Compaq previously paid to Altiris for the use by Compaq of such Licensed Software, less a portion thereof to account for the period of use.

     The portion shall be a pro-rated portion based on a four (4)-year useful life. For example, if the period of use is three years, then the portion refunded shall equal 25%. The obligations and rights in this Section 10.5(b) are in addition to, and not exclusive of, those in Section 10.5(a).

               (c)  Limit on Indemnity. The foregoing notwithstanding, Altiris
                    ------------------
shall have no liability or obligation for a Claim (whether by Compaq or through Compaq by its Licensed Distributors and Affiliates) to the extent it is based on
(i) the use or distribution by Compaq of any Licensed Software after Altiris has provided Compaq a replacement as specified in Section 10.5(b) above; (ii) the combination of any Licensed Software with other software, equipment, materials or products not provided by Altiris other than the Compaq Products (but not to the extent the damage or liability results from Compaq's failure to comply with Altiris' specific reasonable written request to take steps to avoid such infringement), (iii) unrelated intellectual property infringement, arising from Compaq's distribution of products, (iv) the modification of any of the Licensed Software by anyone other than Altiris, or (v) the use of the Licensed Software in a process or manner not contemplated by Altiris' end-user documentation or publications for the Licensed Software provided to Compaq.

         10.6 Limitations of Liability. UNLESS A REFERENCE IS MADE THAT EXPLICITLY PROVIDES THAT A LIABILITY OR OBLIGATION IS NOT SUBJECT TO OR LIMITED BY THIS SECTION 10.6 AND EXCEPT FOR ALTIRIS' OBLIGATIONS TO COMPAQ PURSUANT TO
SECTION 10.5, THE LIABILITY OF ALTIRIS AND OF ALTIRIS' OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, TAKEN AS A WHOLE, WHETHER IN TORT, CONTRACT OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, STRICT LIABILITY OR PRODUCT LIABILITY OF ALTIRIS OR OF ITS OFFICERS, DIRECTORS, EMPLOYEES, OR

                                    Terms-19

AGENTS OR FAILURE OF ESSENTIAL PURPOSE, WITH REGARD TO THIS AGREEMENT AND/OR ANY LICENSED SOFTWARE, DOCUMENTATION, SERVICES OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT, SHALL IN NO EVENT EXCEED THE COMPENSATION PAID OR PAYABLE BY COMPAQ TO ALTIRIS UNDER THIS AGREEMENT. [*] IN NO EVENT SHALL EITHER PARTY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS BE LIABLE FOR ANY CLAIM FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, COVER, OR ANY LOSS OF DATA, PROFIT, REVENUE OR USE UNDER ANY THEORY OF LAW OR FOR ANY CAUSE OF ACTION. HOWEVER, THIS SHALL NOT APPLY TO OR LIMIT ANY CLAIMS OR REMEDIES FOR THE INFRINGEMENT OR MISAPPROPRIATION OF ALTIRIS' INTELLECTUAL PROPERTY OR THE UNLICENSED COPYING OR DISTRIBUTION OF ANY LICENSED SOFTWARE.

     11.   Term and Termination.
           --------------------

           11.1  Term. This Agreement shall commence upon the Effective Date and
                 ----
shall remain in full force and effect for an initial period lasting from the Effective Date for a period of four (4) years after the delivery to and acceptance by Compaq of the Gold Software for Quick Silver [*] of the Licensed Software ("Initial Term").

           11.2  Termination for Cause. Either party may terminate this
                 ---------------------
Agreement upon written notice to the other of the occurrence of any material breach of the other party's representations, warranties, covenants, obligations or other agreements, if the breaching party has not cured such breach: (i) for material breaches of confidentiality or license terms, for a period of thirty
(30) days after receipt of a written notice from the non-breaching party with respect to such breach; and (ii) for other material breaches, for a period of sixty (60) days after receipt of written notice from the non-breaching party with respect to such breach.

           11.3  Termination for Insolvency, Etc. Either party may terminate
                 -------------------------------
this Agreement effective upon written notice to the other party in the event that (i) the other party files a petition in or is subject to any proceeding related to insolvency or bankruptcy, or permits the appointment of a trustee in bankruptcy, and that petition, proceeding or appointment is not dismissed within ninety (90) days thereafter; or (ii) the other party is voluntarily or involuntarily wound up, liquidated or dissolved.

           11.4  Termination by Compaq. Compaq may elect to terminate this
                 ---------------------
Agreement effective upon thirty (30) days prior written notice within six (6) months after a Competitive Acquisition, provided however, such termination shall not relieve Compaq of its responsibility for the payment of all royalties incurred prior to the date of such termination.

           11.5  Survival. The provisions of this Agreement, which by their
                 --------
nature are intended to survive expiration or termination (namely, the allocations of responsibility described in

____________________

   * This provision is the subject of a Confidential Treatment Request.

                                    Terms-20

Section 3.6, 3.7, and 3.8; Section 3.5; the tax, payment and audit provisions in
Article 7 (to the extent applicable); the intellectual property provisions in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6(e); the licenses in Section 8.6 per their terms; Section 8.6(f) and (g); Sections 9, 10, 11.5, 12 and 13; the obligations to defend, settle or pay any third party claim (which will survive until one month after the expiration of any underlying statute of limitations); and any provisions necessary for interpretation) shall survive expiration or termination of this Agreement, as do any obligations to pay royalties or provide refunds that accrued prior to or in connection with termination or expiration. All other rights and obligations of the parties, including the licenses granted by Altiris to the Licensed Software, shall cease upon termination of this Agreement except as otherwise expressly provided.

           11.6  Renewal. This Agreement shall be renewable at Compaq's option
                 -------
(each term for which renewal is elected is a "Compaq Renewal") to be exercised upon written notice to Altiris at least 90 days prior to the end of the Initial Term or the then applicable yearly extension period for an additional one year period for up to four years. During each of the additional one-year Compaq Renewals, at Compaq's option and election (which may be made at any time prior to the commencement of the then forthcoming applicable Compaq Renewal), either
(a) pay to Altiris [*] on the date of renewal (which amount is not considered prepaid royalties) for each Compaq Renewal or (b) decline to pay to Altiris [*], in which case Compaq would be deemed to have a license to the Licensed Software subject to a royalty of [*] of then-current average price paid by Altiris' distributors for the Licensed Software (i.e., there would be no right to distribute without additional charge or payment to Altiris). During the period of a Compaq Renewal all of the terms of this Agreement continue in full force and effect, except for (x) those that are explicitly stated in this Agreement as terminating, (y) Compaq's right to obtain a release of the source code pursuant to Section 8.6, and Altiris' obligation to maintain the escrow account and (z)
Section 4.4 and Section 4.5, each of which terminates upon the end of the Initial Term.

     12.   Dispute Resolution.
           ------------------

           12.1 Without waiving any rights, the Parties agree to use commercially reasonable efforts to resolve between themselves any disputes arising under this Agreement. If the persons responsible for the day-to-day administration of this Agreement are unable to resolve the dispute, it shall be referred to successively higher executives within each company.

           12.2 Except as provided below, in the event that the dispute cannot otherwise be settled by the management of the Parties after a good faith attempt, the Parties agree to resolve such dispute by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor. In the event of any conflict between such rules and this Section, this Section shall govern. The Parties shall attempt to mutually agree upon a neutral arbitrator. If the Parties cannot reach such agreement, they shall request the American Arbitration Association or its successor to designate a neutral arbitrator. The arbitration shall be conducted in Salt Lake City, Utah if the arbitration is demanded or initiated by Compaq. The arbitration shall be conducted in Houston, Texas if the arbitration is demanded or initiated by Altiris. The institution of

_______________________

  * This provision is the subject of a Confidential Treatment Request.

                                    Terms-21
any arbitration proceeding hereunder shall not relieve any Party of its obligation to make undisputed payments under this Agreement. The decision by the arbitrator shall be binding and conclusive upon the Parties, their successors, assigns and trustees and they shall comply with such decision in good faith, and each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment or for the enforcement of the decision of the arbitrator hereunder. Judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything herein to the contrary, neither Party has any obligation to arbitrate any claims relating to the infringement or violation of its copyrights or other intellectual property or the unlicensed use, disclosure or transfer of any of its software or products. Such Party may assert such claims in any court of competent jurisdiction at any time. Furthermore, nothing herein shall prohibit either Party from seeking judicial relief if such Party would be materially prejudiced by a failure to act during the time that such good faith efforts are being made to resolve the dispute.

     13.   Miscellaneous Provisions.
           ------------------------

           13.1  Cooperation. Each Party shall cooperate with the other Party in
                 -----------
performing work and obligations under this Agreement so as to minimize any interference with the other activities of both Parties, to protect the safety and health of the employees, agents and visitors of both Parties, and to safeguard the security and integrity of the property and the work sites of both Parties.

           13.2 Independent Contractors. The Parties are independent
                -----------------------
contractors, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employment relationship between the Parties. Neither Party shall take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the other Party and shall have no power or authority to bind the other Party, to assume or create any obligation or responsibility express or implied on the other Party's behalf or in its name, nor shall such Party represent to any one that it has such power or authority.

           13.3  References. Unless otherwise indicated, (a) all section
                 ----------
references are to the sections of this Agreement and (b) all references to days are to calendar days. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted without reference to any headings.

           13.4  Notices. Notices to be given or submitted by either Party to
                 -------
the other pursuant to this Agreement shall be in writing and sent by registered mail (although they may be effective as of one business day after sending in a facsimile) and directed in the case of Compaq to the address above, Attn:
Contracts Manager, and in the case of Altiris to the address above, Attn:
President.

           13.5  Severability. If any term or provision of this Agreement is
                 ------------
invalid or unenforceable for any reason, the term or provision shall be adjusted rather than voided, if possible, to achieve the intent of the parties to extent possible. If not possible, then the term or provision shall be severed from this Agreement and void ab initio. In any event, all other terms and provisions shall not be affected thereby and shall be deemed valid and enforceable to the maximum extent possible.

                                    Terms-22

           13.6   Force Majeure. Neither Party shall be liable to the other
                  -------------
Party for any loss, damage, or penalty arising from delay due to causes beyond its reasonable control including acts of God, acts of government, war, riots, or embargoes. But if the Force Majeure event lasts for more than ninety (90) days, either Party shall have the right to terminate this Agreement.

           13.7   Assignment. Notwithstanding anything in this Agreement to the
                  ----------
contrary, all consideration, obligations, rights and activities owed by a Party to the other Party under this Agreement shall be owed by such Party to any successor or assign of the other Party; provided, however, that neither Party may assign or delegate all or any part of its rights or obligations under this Agreement without the prior written consent of the other Party, except to an entity (including an Affiliate) that succeeds to all or substantially all of the business assets of such Party applicable to the subject matter of this Agreement and with respect to Compaq to any of its Affiliates (provided that such entity agrees to be bound by all the rights, obligations and other terms and conditions of this Agreement). Any attempted assignment or delegation without such consent, except as expressly set forth herein, will be void, or at the non-assigning Party's sole discretion, may be treated as fully binding upon and in force and effect against any such successor or assign.

           13.8   Export Administration. If any Licensed Software is for use or
                  ---------------------
distribution outside the U.S.A., Compaq agrees to comply fully with all relevant export laws and the regulations of the U.S. Department of Commerce and with the U.S. Export Administration Act to assure that such are not exported in violation of United States law and to comply fully with any other regulations or laws relating to such export or import into another country. Compaq shall be responsible for any duties, customs charges or other taxes or fees relating to such exports or imports.

           13.9   Complete Agreement. Each Party acknowledges that it has read,
                  ------------------
understands and agrees to be bound by this Agreement, and that this Agreement including any exhibits, acceptance criteria, schedule, any subsequent attachments or amendments, and the Escrow Agreement, the support implementation plan, and the Internal Training Organization Agreement, are the complete and exclusive statements of the agreement between the parties regarding the subject matter hereof, which supersedes all proposals, oral or written, all other communications between the parties relating to such subject matter.

           13.10  Modification. Compaq agrees that any terms and conditions of
                  ------------
any purchase order or other instrument issued by Compaq in connection with this Agreement that are in addition to or inconsistent with the terms and conditions of this Agreement shall be of no force or effect. This Agreement may be modified only by a written instrument duly executed by an authorized representative of Altiris and Compaq.

           13.11  No Waiver. The failure of a Party to enforce any provision of
                  ---------
this Agreement shall not constitute a waiver of such provision or the right of such Party to enforce such provision or any other provision.

           13.12  Authorization. This Agreement and any supplement to it shall
                  -------------
be binding on the parties only after acceptance by officers or authorized representatives of Altiris and Compaq.

                                    Terms-23

     13.13 Publicity. All notices to third parties and all other publicity
           ---------
concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other Party; however, this approval shall not be unreasonably withheld.

     13.14 Drafter. No Party will be deemed the drafter of this Agreement, which
           -------
Agreement will be deemed to have been jointly prepared by the parties. If this Agreement is ever construed, whether by a court or by an arbitrator, such court or arbitrator will not construe this Agreement or any provision hereof against any Party as drafter.

     13.15 Execution. This Agreement may be executed in duplicate originals, all
           ---------
of which shall constitute one and the same agreement. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

                                    Terms-24

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first stated above.


Altiris, Inc.                                                 Compaq Computer Corporation
By:    /s/ Rob Wellman                                        By:   /s/ Jim Robinson
      -----------------------------------------------              ---------------------------------------------------
Print Name:  Rob Wellman                                      Print Name:  Jim Robinson
            -----------------------------------------                     --------------------------------------------
Title:  VP Strategic Alliance                                 Title:  Director
       ----------------------------------------------                -------------------------------------------------
Date:  August 21, 2001                                        Date:  8/8/01
      -----------------------------------------------               --------------------------------------------------

                                    Terms-25

                                    EXHIBIT A

                                    SCHEDULES

Schedule 1.2: Licensed Software

     The components listed below are the current planned components for the Licensed Software. However, Altiris may, at its discretion, modify, remove, replace or add to the following list of components, so long as with respect to any component that is used to deploy or redeploy the Compaq Products the functionality is substantially similar with respect to the Compaq Products.

     1. Altiris eXpress Deployment Server Description

     This is a high-level description of the eXpress Deployment Server product as it exists prior to modifications planned in Quick Silver [*], where functionality will be extended to provide support for client servers.

     Altiris eXpress Deployment Server consists of the following components:

     . Console

     . Server

     . Control Panel applet

     . SQL7 MSDE database engine

     . PXE Server package

     . Aclient

     . Bootworks

     . Remote Client Install Utility

     . RapiDeploy components

       . Boot Disk Creator

         - Bootworks install (DOS and NT)

         - MS Client and drivers (pre-unpacked)

         - NetX client and drivers (pre-unpacked)

         - Client 32 and drivers (pre-unpacked)

         - Appropriate boot records

       . SIDgen

       . AutoImager

       . Image Explorer

       . FIRM

       . IB Client

       . IB Master

       . IB Reader
__________________

  * This provision is the subject of a Confidential Treatment Request.

                                    Terms-26

     . RapidInstall 3.0

     . License.exe

     . Documentation for all components, including:

       . Getting Started Guide

       . User Guide

       . Help files

Description of the Components

The Console provides an interface for hands-free deployment and management of Windows 9x, Me, NT, 2000, and XP (beta 2) PCs.

The Server controls communication between the client PCs, the Console, and the Database.

The Deployment Server Control Panel Applet is a utility added to the Windows Control Panel and allows administration of the Server component.

The Database, which is a MS SQL 7, 2000, or MSDE database, stores information regarding client PC properties, history, and current state, along with Deployment Server events.

The PXE Server, which works in conjunction with DHCP, allows client PCs that support PXE (Preboot eXecution Environment) to connect to the network and carry out tasks before the OS loads. It also supports BIS (Boot Integrity Services) which uses signed certificates for security reasons to ensure that clients do not connect to a rogue PXE server.

Aclient, the eXpress Windows client, resides on client PCs. It returns device properties to the Database and allows the eXpress Deployment Server to communicate with and control the devices. It also provides administrator rights for carrying out commands that would require an administrator if executed directly on the device.

Bootworks, the eXpress DOS client, resides on client PCs that do not support PXE. It provides clients the ability to connect to the network before the OS loads, so that imaging and other DOS-level tasks can execute. It is also used (alone or in conjunction with PXE) to provide communication between the Deployment Server and the client PC.

Remote Client Install Utility enables administrators to install the Altiris clients on NT and 2000 PCs without visiting each one.

RapiDeploy is the brand name of the Licensed Software feature that shares the technology used by eXpress Deployment Server to clone the contents of PC or server hard drives or partitions. It also includes technology for backing up and restoring the registry under DOS, and for changing the SID (NT security ID).

Boot Disk Creator is a utility integrated into eXpress Deployment Server (as well as other Altiris products), which allows users to create and edit network boot disks or PXE images.

                                    Terms-27

RapidInstall is the brand name of the Licensed Software feature that shares the technology used by eXpress Deployment Server to create packages (RIPs) for distributing software changes (such as drivers, applications, patches, etc.) to client PCs.

License.exe provides the mechanism for licensing the various technologies.

                                    Terms-28

                                  Schedule 1.3

                                       [*]



_________________________________

       * This provision is the subject of a Confidential Treatment Request.







                                    Terms-29

                                 Schedule 8.6(f)

                              Excluded Source Code

                                                                                  Restrictions
                                                                                 --------------
Objective Toolkit by Stingray 6.01                                                    Both
         source: www.stingray.com
WDosx (DOS extender)                                                                  Both
         source: www.wuschel.demon.co.uk
STLPort (STL Libraries) 3.12.3 & 4.0                                                  Both
         source: www.stlport.com
LZS221 Compression libraries                                                          Both
         source: www.hifn.com
Zinc (Cross platform Libraries)                                                       Both
         source: www.windriver.com/products/html/zinc6_ds.html
Novell DOS Client Software                                                            Both
         source: Novell Inc.
Microsoft DOS Client Software                                                         Both
         source: Microsoft, Inc.
Intel PXE                                                                             Both
         source: Intel
CDSA and BIS                                                                          Both
         source: www.SourceForge.com

Microsoft Platform SDK and DDK                                                        Both
         source: Microsoft
Wattcom 11.0b compiler for Dos Stuff                                                  Both
Microsoft MSDE version 7
         source: Microsoft

InstallShield Professional 5.5 (and updates) (and international pack)                 Both
         source: www.installshield.com
                 ---------------------
InstallShield Professional 6.0 (and updates) (and international pack)                 Both
         source: www.installshield.com
                 ---------------------
InstallShield Windows Installer Edition 2.0                                           Both
         source: www.installshield.com
                 ---------------------
Windows 2000 SDK                                                                      Both
         source: www.microsoft.com
                 -----------------
WMI SDK                                                                               Both
         source: www.microsoft.com
                 -----------------
Windows 2000 DDK                                                                      Both
         source: www.microsoft.com
                 -----------------

                                    Terms-30

                                    EXHIBIT B

                    TO THE LICENSE AND DISTRIBUTION AGREEMENT

Transactions performed under the Statement of Work (SOW) set forth below will be conducted in accordance with and be subject to the terms and conditions of this SOW and this Agreement. Compaq shall have the right to duplicate, use, or disclose the information to the extent provided by the contract. This restriction does not otherwise limit any of Compaq's confidentiality obligations pursuant to this Agreement. In the event there is a conflict of terms or definitions between this Agreement and this Exhibit, the terms contained herein shall have precedence only as they pertain to this Exhibit. In the event there is a conflict of terms or definitions between this Agreement and this Exhibit, the terms contained herein shall have precedence only as they pertain to this Exhibit.

                                    Terms-33

                                   QUICKSILVER

                                STATEMENT OF WORK





                             Confidentiality Notice

Contents of this document are confidential in nature and shall not be revealed to any party other without prior explicit written permission of Compaq Computer Corporation and Altiris Corporation.

                                       [*]



__________________________________

      *  This provision is the subject of a Confidential Treatment Request.

                                    EXHIBIT C

                                     TO THE
                       LICENSE AND DISTRIBUTION AGREEMENT

                                CO-MARKETING LIST

         Within sixty (60) days of execution of this Agreement, both parties mutually agree to jointly plan, define, and execute marketing programs in order to promote Compaq products and Joint Products. Such programs and activities may include subject to this Agreement of the parties, but are not limited to, the following:

Potential Compaq Activities:
---------------------------

    . Recommend, promote and package Altiris eXpress as part of ProLiant rapid deployment solution

    . Drive acceptance and availability of the Licensed Software to the broader Industry Standard Server Marketplace

    .    Provide Project Lead for development activities

    .    Provide Project Lead for Go To Market activities

    . Assign dedicated program management and product marketing resources to the Licensed Software

    .    Install the Licensed Software in Compaq demo centers

    . Provide field marketing and pre-sales support in predefined markets plus in Technology Centers and/or joint customers

    .    Promote Altiris as one of its leading platform choices

    .    Use/recommend Altiris IT product for hosting engagements

    .    Use/recommend Altiris IT product to Compaq engagements

    . Permit Altiris to include on Altiris' web site(s), hypertext links (whether in graphical, text or other format) enabling "point and click" access to such portions of Compaq's web site(s) designated by Compaq, and in a prominent place on the www.compaq.com/ALTIRIS(?) web home page
                                         --------------
         include hypertext links (whether in graphical, text or other format) enabling "point and click" access to such portions of such ALTIRIS web site(s) designated by ALTIRIS.

    . Promote Altiris as the preferred server deployment and management solution

    . Allow some marketing material either in the server box or in the Joint Product itself promoting Altiris and some fee-based solutions to which both parties mutually agree

Potential Altiris Activities:
----------------------------

    . Recommend, promote and package Compaq Product as part of Altiris' rapid deployment solution

    .    Provide Project Lead for development activities

    .    Provide Project Lead for Go To Market activities

    . Assign dedicated program management and product marketing resources to Compaq products

    .    Provide a press release within thirty (30) days of signed agreement

    . Provide a training and or certification program for Compaq's consulting and field sales professionals on the platform

    .    Promote Compaq as the preferred platform choice

    .    Use/recommend Compaq SP partners for hosting engagements

    .    Use/recommend Compaq IT infrastructure to Altiris engagements

    . Promote Compaq as one of its leading platform partners and the preferred hardware vendor for those customers requiring mainframe strength, reliability, scalability and time-to-market advantages

    . Permit Compaq to include on Compaq's web site(s), hypertext links (whether in graphical, text or other format) enabling "point and click" access to such portions of Altiris' web site(s) designated by Altiris, and in a prominent place on the www.altiris.com\compaq(?) web home page
                                         ---------------
         include hypertext links (whether in graphical, text or other format) enabling "point and click" access to such portions of such Compaq's web site(s) designated by Compaq

    . Compaq may promote Altiris as the preferred server deployment and management solution. Compaq may allow some marketing material either in the server box or in the Joint Product itself promoting Altiris and some fee-based solutions to which both parties mutually agree.

Potential Joint Activities:
--------------------------

         Compaq and Altiris may hold quarterly meetings to review the progress of the relationship created by this Agreement. Such reviews may include discussion of the following topics:

    .    Relationship status

    .    Top 20 opportunities

    .    Joint marketing programs

    .    Shipment status

    .    Roadmap

    . Procedures for executive escalation for any disagreements between the parties and any current, potential problems between the parties

    .    Marketing development

Both parties may:

    . Work together to produce marketing collateral and white papers for inclusion in ActiveAnswers

    .    Conduct regular telemarketing, demand, and lead generation programs

                                    EXHIBIT D

                                     TO THE
                       LICENSE AND DISTRIBUTION AGREEMENT

                               "Escrow Agreement"